EXHIBIT 99.1

Heritage Oaks Bancorp Announces That Rick C. Arredondo Has Joined Heritage Oaks Bank as the President and Chief Banking Officer

PASO ROBLES, Calif., Jan. 6, 2015 (GLOBE NEWSWIRE) -- Simone F. Lagomarsino, President and CEO of Heritage Oaks Bancorp (Nasdaq:HEOP), announced the appointment of Rick C. Arredondo as President and Chief Banking Officer of Heritage Oaks Bank. Arredondo joined Heritage Oaks Bank on January 5, 2015.

"We are very pleased to have someone with Rick's extensive banking experience join our company," said Lagomarsino. "He has the strong banking background and leadership qualities that are important to us. He is a fantastic addition to our executive management team."

The Chief Banking Officer is a newly created position that reports directly to Lagomarsino who will remain the Bank's CEO. Arredondo will lead the Bank's customer-facing functions, including consumer and business banking, mortgage and marketing. He has more than 40 years of commercial and retail banking experience.

Arredondo has been involved in all aspects of banking including customer acquisition, lending functions, deposit operations, treasury/cash management services, and mortgage sales and servicing. Arredondo will serve as a key member of the Heritage Oaks Bank executive team. Prior to joining Heritage Oaks Bank, he served as President and Chief Operating Officer at Rabobank California in Roseville, California overseeing a network of more than 120 branches. Prior to this position, Arredondo served as Executive Vice President and Chief Operating Officer at Mellon 1st Business Bank in Los Angeles. He also held management positions at Santa Monica Bank and Bank of America.

About Heritage Oaks Bancorp

With $1.7 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank. Heritage Oaks Bank operates two branch offices in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about financial position and liquidity, capital and financing needs, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to help identify forward-looking statements. Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: uncertainty as to whether the financial crisis in the United States has fully been resolved, including continuing relative softness in the California real estate market, and the response of federal and state government and our banking regulators thereto; changes in the Company's business strategy or development plans; the Company's ability to effectively integrate its merger with Mission Community Bancorp into its business; the threat and impact of cyber-attacks on our and our third party vendors information technology infrastructure; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and / or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank's operations; and the possibility that any expansionary activities will be impeded while the FDIC's and CA DBO's joint Consent Order remains outstanding, and that we will be unable to comply with the requirements set forth in the Consent Order, which could result in restrictions on our operations.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Report on Form 10-Q, filed by the Company with the U.S. Securities and Exchange Commission on March 4, 2014 and October 31, 2014, respectively.

Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

CONTACT: Simone Lagomarsino, President
         & Chief Executive Officer
         1222 Vine Street
         Paso Robles, CA  93401
         805.369.5260
         slagomarsino@heritageoaksbank.com